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                                                                      EXHIBIT 15
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                     ACKNOWLEDGMENT OF INDEPENDENT AUDITORS


Board of Directors
The MIIX Group, Incorporated

We are aware of the incorporation by reference in the Registration Statement (Form S-8) of The MIIX Group, Incorporated, pertaining to the amended and restated 1998 Long Term Incentive Equity Plan of The MIIX Group, Incorporated, of our report dated August 14, 2003, relating to the unaudited consolidated interim financial statements of The MIIX Group, Incorporated and subsidiaries included in this Form 10-Q for the quarter ended June 30, 2003.

                                                              ERNST & YOUNG LLP


New York, New York
July 30, 2003